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                                                                      EXHIBIT 21

                         AMERICAN GREETINGS CORPORATION
                         Subsidiaries of the Registrant

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
                                             State / Jurisdiction
           Subsidiary                          of Incorporation
-------------------------------------        --------------------
A.G. Industries, Inc.                            North Carolina
A.G. (U.K.), Inc.                                Ohio
AGC Funding Corporation                          Delaware
AGC Holdings, Inc.                               Delaware
A.G.C. Investments, Inc.                         Delaware
AG Interactive, Inc.                             Delaware
Carlton Cards Limited                            Canada
Carlton Cards Limited                            United Kingdom
Carlton Cards Retail, Inc.                       Connecticut
Gibson Greetings, Inc.                           Delaware
Gibson Hanson Graphics Ltd.                      United Kingdom
John Sands (N.Z.) Ltd.                           Delaware
Learning Horizons, Inc.                          Ohio
Plus Mark, Inc.                                  Ohio
Those Characters From Cleveland, Inc.            Ohio
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